Exhibit 99.1

LIQUIDITY SERVICES, INC. ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

– Company reports record Revenue of $37.1 million and net income of $1.9 million resulting in diluted earnings per share (EPS) of $0.08 –

– Company reports record Gross Merchandise Volume (GMV) of $43.8 million and earnings before interest taxes depreciation and amortization (EBITDA) of $3.8 million –

Washington, D.C. – May 4, 2006 – Liquidity Services, Inc. (NASDAQ: LQDT; www.liquidityservicesinc.com) today reported its financial results for its fiscal second quarter ended March 31, 2006 (Q2-06). Liquidity Services, Inc. is a leading online auction marketplace for wholesale, surplus and salvage assets.

Liquidity Services, Inc. (LSI or the Company) reported record consolidated Q2-06 GMV of $43.8 million, representing a growth rate of approximately 72% when compared to the prior year’s comparable period. GMV is the total sales volume of all merchandise sold through our marketplaces during a given period. LSI also reported record revenue of $37.1 million, representing a growth rate of approximately 65% when compared to the prior year’s comparable period; and Adjusted EBITDA of $3.8 million, representing a growth rate of approximately 134% when compared to the prior year’s comparable period.

Net income in Q2-06 was a record $1.9 million or $0.08 per diluted share.

LSI enables buyers and sellers to transact in an efficient, automated online auction environment. The Company’s marketplaces provide professional buyers access to a global, organized supply of wholesale, surplus and salvage assets presented with digital images and other relevant product information. Additionally, LSI enables its corporate and government sellers to enhance their financial return on excess assets by providing a liquid marketplace and value-added services that are integrated into a single offering. The Company organizes its products into categories across major industry verticals such as consumer electronics, general merchandise, apparel, scientific equipment, aerospace parts and equipment, technology hardware, and scrap metals. The Company’s online auction marketplaces are www.liquidation.com, www.govliquidation.com and www.uksurplus.com. LSI also operates a wholesale industry portal, www.goWholesale.com, that connects advertisers with buyers seeking products for resale and related business services.

The Company’s ability to create liquid marketplaces for wholesale, surplus and salvage assets generates a continuous flow of goods from its corporate and government sellers. This flow of goods in turn attracts an increasing number of professional buyers to the marketplaces.

“Q2 was an excellent quarter for the Company as corporate and government sellers continued to leverage our online platform and integrated services to sell goods in the reverse supply chain” said Bill Angrick, Chairman and CEO of LSI. “We experienced strong performance across all lines of our business. Year over year growth in our commercial business exceeded 100% which, along with continued momentum in the rollout of our scrap business with the Department of Defense (DoD), helped deliver significant increases in GMV and Adjusted EBITDA. We believe Q2-06 results demonstrate that LSI enables corporations and government agencies to achieve enhanced financial value and efficiencies in the tracking and sale of surplus and salvage assets.”

Business Outlook

The following forward-looking statements reflect current business trends and our transition to a public company operating environment. Our results may be materially affected by many factors, including the Company’s expectation that it will continue to make significant investments in its infrastructure and value-added services to support new business in both commercial and public sector markets, as well as incurring the costs of operating as a public company during the entire reporting period going forward. We currently plan to open two more distribution centers, during the course of the next three quarters. These distribution centers will be located in the Southeast and Midwest. Our plan to expand our distribution center footprint is being driven by the demand of our corporate sellers for more value-added services. We would expect to have additional capital expenditures associated with our distribution center expansion, which may result in total capital expenditures for FY 2006 of $1.0 to $1.5 million. In addition, we have begun operations in Germany associated with the award of a new contract by the DoD in January 2006. We expect the ramp-up period for this new contract to extend over at least the next two quarters during which we anticipate generating start-up losses, as we invest in new staff and facilities. Lastly, our guidance assumes EBITDA and Diluted EPS are adjusted for the effects of the adoption of FAS 123 (R), which we estimate to be approximately $350,000 to $375,000 per quarter for the remaining two quarters of fiscal year 2006.

GMV – LSI expects GMV for FY2006 to be in the range of $160 million to $165 million. In Q3-06, LSI expects GMV to be in the range of $40 million to $42 million.

Adjusted EBITDA – LSI expects Adjusted EBITDA for FY2006 to be in the range of $13.3 million to $13.5 million. In Q3-06, LSI expects Adjusted EBITDA to be in the range of $3.3 million to $3.5 million.

Adjusted Diluted EPS – LSI estimates that Adjusted Earnings Per Diluted Share for FY2006 will be approximately $0.28. In Q3-06, LSI estimates that Adjusted Earnings Per Diluted Share will be approximately $0.07.

Key Q2-06 Operating Metrics

Registered Buyers — At the end of Q2-06, registered buyers totaled approximately 459,000, representing a 40% increase over the approximately 328,000 registered buyers at the end of Q2-05.

Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids) increased to a record 261,000 in Q2-06, an approximately 24% increase over the approximately 210,000 auction participants for Q2-05.

Completed Transactions — Completed transactions increased to approximately 48,000 for Q2-06 representing a 30% increase from the approximately 37,000 completed transactions for Q2-05.

GMV and Revenue Mix — GMV and revenue continue to diversify with the commercial sector growing over 100%. Diversification is also coming from continued growth of the scrap business. As a result, the  percentage of GMV and revenue derived from the DOD Surplus Contract has significantly decreased. Consequently, the consignment pricing model increased as a percentage of GMV and revenue versus the profit-sharing pricing model as commercial clients primarily use the consignment pricing model. The table below summarizes the GMV and revenue concentration from the Company’s two significant contracts with the DoD (Surplus and Scrap). Note:  Line items in the table below do not add to 100% because the Company generates some GMV and revenue from pricing models other than profit sharing and consignment.

GMV Mix

	Q2-06	Q2-05

Surplus	52.2%	79.3%
Scrap	19.3%	—

Consignment Model	23.3%	16.7%
Profit Sharing Model	71.5%	79.3%

Revenue Mix

	Q2-06	Q2-05

Surplus	61.7%	90.1%
Scrap	22.8%	—

Consignment Model	7.4%	4.7%
Profit Sharing Model	84.5%	90.1%

Liquidity Services, Inc.

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA. EBITDA is a supplemental non-GAAP financial measure and is equal to net income plus (a) interest expense and other income, net; (b) provision for income taxes; (c) amortization of contract intangibles; and (d) depreciation and amortization. Our definition of Adjusted EBITDA differs from EBITDA because we further adjust EBITDA for stock compensation expense.

	Three months ended March 31,		Six months ended March 31,
	2006	2005	2006	2005
	(unaudited)

Net income	$1,928	$874	$3,396	$1,492
Interest expense and other income, net	211	162	574	272
Provision for income taxes	1,259	448	2,238	801
Amortization of contract intangibles	203	—	407	—
Depreciation and amortization	170	148	322	289
EBITDA	3,771	1,632	6,937	2,854
Stock compensation expense	51	—	61	67

Adjusted EBITDA	$3,822	$1,632	$6,998	$2,921

Quarterly Conference Call

The Company will host a conference call to discuss the second quarter results at 5 p.m. Eastern Time today. Investors and other interested parties may access the teleconference by dialing (866) 543-6407 or (617) 213-8898 and providing the participant pass code 51314619. A live web cast of the conference call will also be provided on the Company’s investor relations website at http://www.liquidityservicesinc.com. A replay of the web cast will be available on the Company’s website for 30 calendar days ending June 3, 2006 at 11:59 p.m.

ET. An audio replay of the teleconference will also be available until June 3, 2006 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010, or 617-801-6888 and provide pass code 29870638. Both replays will be available starting at 7:00 p.m.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, LSI uses certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. The Company uses EBITDA and Adjusted EBITDA (a) as measurements of operating performance because they assist the Company in comparing its operating performance on a consistent basis because the measures remove the impact of items not directly resulting from the Company’s core operations; (b) for planning purposes, including the preparation of the Company’s internal annual operating budget; (c) to allocate resources to enhance the financial performance of the Company’s business; (d) to evaluate the effectiveness of the Company’s operational strategies; and (e) to evaluate the Company’s capacity to fund capital expenditures and expand its business.

The Company believes these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of the Company’s core operating measures. In addition, because LSI has historically reported certain non-GAAP measures to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company’s financial reporting. These measures should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, can be found in the financial tables included in this press release.

Supplemental Operating Data

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, LSI uses certain supplemental operating data as a measure of certain components of operating performance. LSI reviews GMV because it provides a measure of the volume of goods being sold in its marketplaces and thus the activity of those marketplaces. GMV and the Company’s other supplemental operating data, registered buyers, auction participants and completed transactions also provide a means to evaluate the effectiveness of investments that the Company has made and continues to make in the areas of customer support, value-added services, product development, sales and marketing and operations. Therefore, the Company believes this supplemental operating data provide useful information to both management and investors. In addition, because LSI has historically reported certain supplemental operating data to investors, the Company believes the inclusion of this supplemental operating data provides consistency in the Company’s financial reporting. This data should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in the Company’s initial public offering prospectus, including, but not limited to those under the heading “Risk Factors.” There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

Contact:

Julie Davis

Director, Investor Relations and Corporate Communications

202.467.6868 ext. 234

julie.davis@liquidityservicesinc.com

Liquidity Services, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31, 2006	September 30, 2005
	(Unaudited)	(Audited)
	(In thousands)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$61,770	$10,378
Other current assets	5,531	4,207
Total current assets	67,301	14,585
Property and equipment, net	1,548	1,000
Intangible assets and goodwill, net	8,942	9,351
Other assets	1,299	1,077
Total assets	$79,090	$26,013
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other	$7,931	$4,260
Profit-sharing distributions payable	8,896	4,337
Consignment payables	2,568	1,281
Current portion of capital lease obligations and long-term debt	125	553
Total current liabilities	19,520	10,431
Long-term liabilities, net of current portion	133	4,165
Total liabilities	19,653	14,596
Redeemable common stock	—	474
Stockholders’ equity	59,437	10,943
Total liabilities and stockholders’ equity	$79,090	$26,013

Liquidity Services, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

	Three months ended March 31,		Six months ended March 31,
	2006	2005	2006	2005
	(Dollars in thousands, except per share data)
Revenue	$37,101	$22,432	$69,308	$42,249
Costs and expenses:
Cost of goods sold (excluding amortization)	2,595	1,521	4,962	2,818
Profit-sharing distributions	20,719	12,830	38,889	23,815
Technology and operations	4,739	3,557	8,794	6,991
Sales and marketing	2,100	1,218	3,915	2,407
General and administrative	3,177	1,674	5,811	3,364
Amortization of contract intangibles	203	—	407	—
Depreciation and amortization	170	148	322	289
Total costs and expenses	33,703	20,948	63,100	39,684
Income from operations	3,398	1,484	6,208	2,565
Interest expense and other income, net	(211)	(162)	(574)	(272)
Income before provision for income taxes	3,187	1,322	5,634	2,293
Provision for income taxes	(1,259)	(448)	(2,238)	(801)
Net income	$1,928	$874	$3,396	$1,492
Basic earnings per common share	$0.08	$0.05	$0.16	$0.08
Diluted earnings per common share	$0.08	$0.04	$0.14	$0.07
Basic weighted average shares outstanding	22,409,104	19,041,592	20,721,638	19,035,438
Diluted weighted average shares outstanding	25,052,464	22,512,651	23,950,415	22,516,086